Beyond Commerce, Inc. and SERVICE 800, Inc.

complete business combination

Las Vegas, NV ( March 4, 2019) – Beyond Commerce, Inc. (OTCQB: BYOC), (the “Company”), a global provider of B2B internet marketing analytics, technologies, and related services, is pleased to announce that it has completed its strategic plan with SERVICE 800, Inc. The two companies are preparing to deliver industry leading CX solutions and services to each other's clients and associates. This will expand and enrich the value each company offers its respective clients.

Beyond Commerce Chairman and CEO George Pursglove commented, "SERVICE 800 checks off all the boxes attributable to our future vision. It brings a roster of Fortune 500 clients and a global reach to service those clients. In addition, SERVICE 800 has been in business for over 30 years, has remarkable retention and a great team. We look forward to our future growth plans together."

SERVICE 800s' Jean Mork Bredeson, Founder and CEO, described the business combination with Beyond Commerce as "an outstanding opportunity to work with Beyond Commerce in their quest to build a leadership position in the global B2B customer experience (CX), internet marketing analytics, and technology services space. We believe there are tremendous possibilities for synergies and cross-selling opportunities between our two companies.”

About Beyond Commerce, Inc.

Las Vegas, Nevada-based Beyond Commerce, Inc. is focused on business combinations of “big data” companies in the global B2B internet marketing analytics, technologies and related services space. The Company’s objective is to develop and deploy disruptive strategic business models, software technology that will build on organic growth potential and to exploit cross-selling opportunities. Beyond Commerce plans to offer a cohesive global digital product and services platform to provide clients with a single point of contact for their customer experience, marketing and related sales initiatives.

The Company also stated that they intend to keep the market updated via the continued use of press updates as well as through the company’s social media channels.

Twitter: @incbyoc
Facebook: fb.me/incbyoc

Beyond Commerce Contact:

George Pursglove, CEO and Director

Tel. (702) 675-8022

george.pursglove@beyondcommerceinc.com

www.beyondcommerceinc.com

About SERVICE 800, Inc.

Headquartered in Minneapolis, Minnesota, SERVICE 800 is a leader in the burgeoning field of Customer Experience (CX) management platforms. Some of the world’s largest companies rely on SERVICE 800 for their consistence targeted data. For 30 years, SERVICE 800 has worked with many of the world’s top

Beyond Commerce, Inc.

Tel. (702) 675-8022                                                                                                                   1 of 2 | Pages

Fortune 500 companies within the following sales verticals; Healthcare, IT Services, Medical Technology, Industrial Technology and Consumer Goods.

SERVICE 800 Contact:

Jean Mork Bredeson, Founder and CEO

Tel. (952) 253-6103

jmb@service800.com

www.service800inc.com

Twitter : @Service800

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release may contain information about Beyond Commerce’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of business combinations, merged, and or acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Beyond Commerce encourages you to review other factors that may affect its future results in its other filings with the Securities and Exchange Commission (SEC).

Beyond Commerce, Inc.

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